SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 5, 1999


                         FLEXTRONICS INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Singapore
                 (State or Other Jurisdiction of Incorporation)



    0-23354                                                    Not Applicable
  (Commission                                                   (IRS Employer
   File Number)                                              Identification No.)


514 Chai Chee Lane, #04-13, Bedok Industrial Estate, Singapore     469029
         (Address of Principal Executive Offices)                 (Zip Code)


                                  (65) 449-5255
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 2:   Acquisition or Disposition of Assets.

     On March 5, 1999, Astron Group Limited ("Astron"), a wholly-owned subsidiary of Flextronics International Ltd. ("Flextronics"), acquired certain assets from Advanced Component Labs (HK) Limited ("ACL") pursuant to an asset purchase agreement (the "Agreement") between Astron and ACL. Under the Agreement, the Company acquired ACL's business of manufacturing printed circuit boards and the assets used in such business in consideration for $15.0 million. In addition, Astron assumed certain contractual and other obligations of ACL. The amount of consideration was determined through negotiation. There were no material relationships between either Astron or Flextronics and ACL prior to the acquisition.

     A copy of each of the Asset Purchase Agreement is filed herewith as Exhibit 2.01, and is incorporated herein by this reference thereto.

Item 7:   Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     The required financial statements are not currently available. Pursuant to paragraph (a) (4) of Item 7, any required financial statements will be filed as soon as practicable, but not later than May 4, 1999.

(b)  Pro Forma Financial Information.

     The required pro forma financial information is not currently available. Pursuant to paragraph (b) (2) of Item 7, any required pro forma financial information will be filed as soon as practicable, but not later than May 4, 1999.

(c)  Exhibits.

     The following exhibit is filed herewith:

     2.01 Asset Acquisition Agreement dated March 5, 1999 between Astron Group Limited and Advanced Component Labs (HK) Limited.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FLEXTRONICS INTERNATIONAL LTD.



Date:  March 18, 1999                       By:    /s/ Robert R.B. Dykes
                                                   -----------------------------
                                                   Robert R.B. Dykes
                                                   Senior Vice President of
                                                    Finance and Administration

                                INDEX TO EXHIBITS


    Exhibit
    Number                            Description of Exhibit
    ------                            ----------------------

     2.01 Asset Acquisition Agreement dated March 5, 1999 between Astron Group Limited and Advanced Component Labs (HK) Limited.